EXHIBITS TO BE FILED BY EDGAR.
                               ------------------------------

            G     -     Proposed Form of Public Notice


            H     -     GPU Actual and Pro Forma Capitalization ratios.


            1-A   -     GPU (Corporate) Balance Sheets, actual and pro forma, as
                        at September  30,  1998,  and  Statements  of Income and
                        Retained Earnings, actual and pro forma, for the twelve months ended September 30, 1998; pro forma journal entries.


            1-B   -     GPU  and  Subsidiary  Companies  Consolidated  Balance
                        Sheets, actual and pro forma, as at September 30, 1998, and Consolidated Statements of Income and Retained
                        Earnings, actual and pro forma, for the twelve months ended September 30, 1998; pro forma journal entries.

            4     -     None, except as set forth in the Notes to Financial
                        Statements.